SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT — July 25, 2008
(Date of Earliest Event Reported)
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13696

Ohio	31-1056105

(State of Incorporation)	(I.R.S. Employer
Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202

(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 25, 2008, Craig F. Maier was appointed to the Board of Directors (the “Board”) of Cincinnati Bell Inc. (the “Company”). Mr. Maier was appointed as a Class I director to fill an existing vacancy on the Board and will serve a term expiring at the 2009 Annual Meeting of Shareholders. It has not yet been determined to which committees Mr. Maier will be appointed. The Company will file an amendment to its Form 8-K filing under this item 5.02 after such committee appointments are made. Mr. Maier will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board.
The press release issued by the Company on July 31, 2008 announcing Mr. Maier’s appointment to the Board is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibit:
99.1	Press Release, dated July 31, 2008, announcing Craig F. Maier’s appointment to the Board of Directors of Cincinnati Bell Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: July 31, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated July 31, 2008, announcing Craig F. Maier’s appointment to the Board of Directors of Cincinnati Bell Inc.